UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 14, 2006

(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

P.O. Box 619100, Dallas, Texas	75261-9100
(Address of principal executive offices)	(Zip Code)

(972) 281-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4)

Item 2.05    Costs Associated with Exit or Disposal Activities.

In July 2005, Kimberly-Clark Corporation (the “Corporation”) announced a comprehensive strategic cost reduction plan related to the Corporation’s manufacturing footprint, organizational initiatives and other matters (the “SCR Plan”). The Corporation also authorized for implementation and execution the initial phase projects under the SCR Plan in July 2005. Additional projects under the SCR Plan subsequently were authorized for implementation and execution by the Corporation (“subsequent phase projects”) during the first quarter of 2006.

On September 14, 2006, the Corporation’s Board of Directors authorized the implementation and execution of four additional subsequent phase projects included in the SCR Plan approved in July 2005. These projects include the closure or streamlining of three of the Corporation’s facilities in North America and Europe, expanded use of third party providers for certain manufacturing and administrative processes and implementation of the Corporation’s enterprise organizational design.

The after-tax charges in connection with these four projects are expected to total approximately $140 - $160 million ($215 - $240 million pre-tax). The Corporation anticipates that the pre-tax charges will be incurred for the following categories at the indicated estimated amounts: workforce reduction costs (approximately $165 million); incremental depreciation (approximately $35 million); and other associated costs (approximately $25 million).

All material subsequent phase projects included in the SCR Plan have now been authorized for implementation and execution by the Corporation.

Forward Looking Statements.

This Current Report on Form 8-K contains forward-looking statements that are based upon management’s expectations and beliefs concerning future events impacting the company. Certain matters contained herein concerning anticipated costs and savings related to the SCR Plan, anticipated financial and operating results, strategies, contingencies, and anticipated transactions of the company constitute forward-looking statements and are based upon management’s expectations and beliefs concerning future events impacting the company. There can be no assurance that these future events will occur as anticipated or that the company’s results will be as estimated. For a description of certain factors that could cause the company’s future results to differ materially from those expressed in any such forward-looking statements, see Part I, Item 1A of the company’s Annual Report on Form 10-K for the year ended December 31, 2005 entitled “Risk Factors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date: September 20, 2006	By: /s/ Mark A. Buthman
Mark A. Buthman
Senior Vice President and Chief
Financial Officer